Exhibit 99.1

GFI Group Inc. Announces Third Quarter 2012 Results;

Declares Quarterly Cash Dividend

•                  GAAP Total Revenues: $219.4 Million; Non-GAAP Total Revenues: $219.6 Million

•                  GAAP Net Revenues: $184.2 Million; Non-GAAP Net Revenues: $184.4 Million

•                  GAAP Net Loss: $8.7 Million or a loss of $0.08 per Diluted Share

•                  Non-GAAP Net Income: $0.7 Million or $0.01 per Diluted Share

•                  Cash Earnings: $21.0 Million or $0.17 per Diluted Share

•                  Quarterly Cash Dividend Declared of $0.05 per Share

New York,  October 25, 2012 — GFI Group Inc. (NYSE: GFIG), a leading provider of wholesale brokerage services, clearing services, and electronic execution and trading support products for global financial markets, reported today its financial results for the third quarter ended September 30, 2012.

Highlights

•

GAAP net revenues were $184.2 million for the third quarter of 2012, a decrease of 22.8% from $238.5 million in the third quarter of 2011. On a non-GAAP basis, net revenues decreased 21.7% to $184.4 million in the third quarter of 2012, from $235.4 million in the third quarter of 2011.

•	Brokerage revenues for the third quarter of 2012 declined 23.8% to $162.5 million compared with $213.2 million in the third quarter of 2011.

•	Revenues from trading software, analytics and market data products for the third quarter of 2012 were $21.2 million, up 12.6% from the third quarter of 2011.

•

Compensation and employee benefits expense in the third quarter of 2012 was 70.9% and 70.7% of net revenues on a GAAP and non-GAAP basis, respectively. This compares with 67.1% and 68.0% of net revenues on a GAAP and non-GAAP basis, respectively, in the third quarter of 2011.

•

Non-compensation expenses were 33.0% of net revenues on a GAAP basis and 29.7% on a non-GAAP basis in the third quarter of 2012. This compares with 29.1% of net revenues on a GAAP basis and 24.7% on a non-GAAP basis in the third quarter of 2011.

•

Net loss for the third quarter of 2012 was $8.7 million on a GAAP basis, or a loss of $0.08 per diluted share, compared with net income of $6.1 million, or $0.05 per diluted share, in the third quarter of 2011. On a non-GAAP basis, net income was $0.7 million, or $0.01 per diluted share, for the third quarter of 2012, compared with net income of $11.6 million, or $0.09 per diluted share, in the third quarter of 2011.

•	Cash earnings for the three month period ended September 30, 2012 were $21.0 million, or $0.17 per diluted share, compared with $32.0 million, or $0.26 per diluted share, for the same period in 2011.

•

For the nine months ended September 30, 2012, GAAP net revenues were $613.6 million, down 9.3%, compared with $676.2 million for the same period in 2011. Net income on a GAAP basis for the nine months of 2012 was $1.4 million, or $0.01 per diluted share, compared to $19.0 million, or $0.15 per diluted share, in the first nine months of 2011. On a non-GAAP basis, net revenues for the nine months ended September 30, 2012 were $606.6 million, down 11.0%, compared with $681.9 million for the same period in 2011, while non-

GAAP basis net income for the first nine months of 2012 was $11.8 million, or $0.10 per diluted share, compared with $34.0 million, or $0.27 per diluted share, for the first nine months of 2011.

Michael Gooch, Chairman and Chief Executive Officer of GFI, commented: “Trading conditions remained challenging due to sluggish global economic conditions, regulatory, fiscal, tax, political and market uncertainty and the ongoing sovereign debt issues in the Eurozone.  The risk averse trading environment and broad uncertainty continue to depress trading volumes.  We believe that markets will remain subdued into 2013 until there is greater regulatory certainty, the problems in Europe dissipate and/or investor risk appetite improves.

GFI’s software, analytics and market data revenues, which are largely subscription based and are less immediately affected by trading volumes, were up 12.6% in the third quarter of 2012 over the same period in the prior year, with growth from both Trayport and FENICS.  We continue to see growth opportunities in these subscription-based, higher margin software businesses.

“Despite the slow trading conditions, we remained focused on enhancing and expanding GFI’s electronic execution capabilities with approximately 61% of third quarter brokerage revenues, excluding Kyte, supported with GFI proprietary trading technology.  Revenues from matching sessions have notably increased year-to-date in fixed income derivatives globally, and we have made significant progress in our cash bond businesses in the Americas, with over 30% of third quarter revenues derived from electronic matching sessions.  We have significant electronic capabilities across all regions which, we believe, positions GFI well in the face of global financial regulatory reform.

“In addition to expanding GFI’s technology footprint, we also continued to adjust GFI’s front and back office cost structure with $21 million in cost savings year-to-date, largely related to compensation expense, and we expect to reach our goal of $50 million in cumulative cost savings in 2013, as compared to 2011 expense levels.  We are committed to delivering profitable, technology enhanced brokerage services.

“We are two weeks into the migration of the U.S. OTC energy swaps markets to listed energy futures products.  We were prepared for this change and, as of now, have seen no immediate diminishment in our client service or North American energy brokerage revenues.  We are monitoring the situation and intend to be similarly prepared for further regulatory changes to come.

“Looking at October activity to-date, GFI’s preliminary total revenues are tracking down approximately 3% compared with total revenues for the same month last year.  We believe that GFI’s October performance is within the range of volume declines reported in the broader exchange-traded markets and is consistent with a lower volatility environment.

Mr. Gooch concluded: “We are pleased to declare a quarterly cash dividend of $0.05 per share to GFI shareholders.”

Revenues

Net revenues were $184.2 million and $184.4 million on a GAAP and non-GAAP basis, respectively, in the third quarter of 2012, as compared with $238.5 million and $235.4 million on a GAAP and non-GAAP basis, respectively, in the third quarter of 2011.

Brokerage revenues in the third quarter of 2012 were $162.5 million compared with $213.2 million in the third quarter of 2011. Revenues from fixed income, equity, commodity and financial product revenues were down

30.0%, 32.6%, 18.6% and 13.8%, respectively, compared with the third quarter of 2011.  By geographic region, brokerage revenues for the third quarter of 2012 declined 25.3% in the Americas, 22.4% in Europe, Middle East and Africa and 24.5% in Asia-Pacific, as compared with the same quarter of 2011.

Revenues from trading software, analytics and market data products for the third quarter of 2012 were $21.2 million, up 12.6% from the third quarter of 2011.

Expenses

For the third quarter of 2012, compensation and employee benefits expense was $130.5 million on a GAAP basis and $130.4 million on a non-GAAP basis.  This compares with $160.0 million on a GAAP and non-GAAP basis in the third quarter of 2011.  Compensation and employee benefits expense was 70.9% and 70.7% of net revenues on a GAAP and non-GAAP basis, respectively, in the third quarter of 2012 compared with 67.1% and 68.0% of net revenues on a GAAP and non-GAAP basis, respectively, in the third quarter of 2011.

On a GAAP basis, non-compensation expenses for the third quarter of 2012 were $60.8 million, or 33.0% of net revenues, compared with $69.5 million, or 29.1% of net revenues, in the third quarter of 2011.  On a non-GAAP basis, non-compensation expenses for the third quarter of 2012 were $54.7 million, or 29.7% of net revenues, compared with $58.1 million, or 24.7% of net revenues, in the third quarter of 2011.

Earnings

Net loss on a GAAP basis for the third quarter of 2012 was $8.7 million, or a loss of $0.08 per diluted share, compared with net income of $6.1 million, or $0.05 per diluted share, in the third quarter of 2011.  On a non-GAAP basis, net income for the third quarter of 2012 was $0.7 million, or $0.01 per diluted share, compared with net income of $11.6 million, or $0.09 per diluted share, for the third quarter of 2011.

Nine Month Results

Net revenues for the nine months ended September 30, 2012 were $613.6 million on a GAAP basis, compared to net revenues of $676.2 million for the nine months ended September 30, 2011.  Net income was $1.4 million on a GAAP basis, or $0.01 per diluted share, for the nine months ended September 30, 2012 compared with net income of $19.0 million, or $0.15 per diluted share, for the same period in 2011.  On a non-GAAP basis, net revenues for the nine months ended September 30, 2012 were $606.6 million compared to $681.9 million for the same period in 2011.  Non-GAAP net income was $11.8 million, or $0.10 per diluted share, for the nine months ended September 30, 2012 compared with net income of $34.0 million, or $0.27 per diluted share, for the first nine months of 2011.

The effective tax rate for the first nine months of 2012 was 82.0% on a GAAP basis, and 30.0% on a non-GAAP basis, as compared with 28.0% and 30.0% on a GAAP and non-GAAP basis, respectively, in the first nine months of 2011.  For calendar year 2011, GFI’s effective tax rate was 39.0% on a non-GAAP basis.

Dividend Declaration

The Board of Directors of GFI has declared a quarterly cash dividend of $0.05 per share payable on November 30, 2012 to shareholders of record as of November 15, 2012.

Non-GAAP Financial Measures

To supplement GFI’s unaudited financial statements presented in accordance with GAAP, the Company uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by GFI include non-GAAP total revenues, non-GAAP net revenues, non-GAAP provision for or benefit from income taxes, non-GAAP net income, non-GAAP diluted earnings per share, cash earnings and cash earnings per share. These non-GAAP financial measures currently exclude from the Company’s statement of income amortization of acquired intangibles and certain other items that management views as non-operating, non-recurring or non-cash as detailed in the reconciliation included in the financial tables attached to this release.

In addition, GFI may consider whether other significant non-operating, non-recurring or non-cash items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.  The non-GAAP financial measures also take into account estimated adjustments to income tax expense with respect to the excluded items.

GFI believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. GFI’s management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items GFI excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude amortization of acquired intangibles because when analyzing the operating performance of an acquired business, GFI’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity, as compared to the purchase price paid) without taking into consideration any charges for allocations made for accounting purposes. Further, because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets, when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of acquired intangible assets on its financial results. GFI believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

A reconciliation of these non-GAAP financial measures to GAAP is included in the financial tables attached to this release.

Conference Call

GFI has scheduled an investor conference call to discuss its third quarter results at 8:30 a.m. (Eastern Time) on Friday, October 26, 2012.  Those wishing to listen to the live conference call via telephone should dial 1-800-860-2442 in North America and +1-412-858-4600 outside of North America, and ask for “GFI”.

A live audio web cast of the conference call will be available on the Investor Relations section of GFI’s Website. For web cast registration information, please visit: http://www.gfigroup.com. Following the conference call, an archived recording will be available.

Supplementary Financial Information

GFI has posted details of its historical monthly brokerage revenues on the Investor Relations page of its web site under the heading Supplementary Financial Information. The Company currently plans to post this information quarterly in conjunction with its announcement of earnings, but does not undertake a responsibility to continue to provide or update such information.

About GFI Group Inc.

GFI Group Inc. (NYSE: “GFIG”) is a leading provider of wholesale brokerage services, clearing services, electronic execution and trading support products for global financial markets. GFI Group Inc. provides brokerage services, market data, trading platform and analytics software products to institutional clients in markets for a range of fixed income, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 2,100 people with additional offices in London, Paris, Nyon, Hong Kong, Seoul, Singapore, Sydney, Cape Town, Santiago, Bogota, Buenos Aires, Dubai, Dublin, Tel Aviv, Los Angeles and Sugar Land (TX). GFI Group Inc. provides services and products to over 2,600 institutional clients, including leading investment and commercial banks, corporations, insurance companies and hedge funds. Its brands include GFISM, GFInet®, CreditMatch®, GFI ForexMatch®, EnergyMatch®, FENICS®, Starsupply®, Amerex®, Trayport® and Kyte®.

Forward-looking Statement

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of GFI Group Inc. (the “Company”) and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes; securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; uncertainties relating to litigation and the Company’s ability to assess and integrate acquisition prospects. Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contacts:

Christopher Giancarlo

Executive Vice President

investorinfo@gfigroup.com

Chris Ann Casaburri Grimmett

Investor Relations Manager

212-968-4167

chris.grimmett@gfigroup.com

Media Contact:

Patricia Gutierrez

Vice President - Public Relations

212-968-2964

patricia.gutierrez@gfigroup.com

- FINANCIAL TABLES FOLLOW -

GFI Group Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

(In thousands except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues
Agency commissions	$112,239	$151,446	$380,276	$435,442
Principal transactions	50,278	61,711	164,830	186,673
Total brokerage revenues	162,517	213,157	545,106	622,115
Clearing services revenues	30,545	31,872	88,307	87,222
Interest income from clearing services	422	606	1,325	1,618
Equity in net earnings of unconsolidated businesses	2,344	4,260	6,242	9,943
Software, analytics and market data	21,204	18,837	61,671	54,328
Other income	2,356	7,230	14,642	5,917
Total revenues	219,388	275,962	717,293	781,143

Interest and transaction-based expenses
Transaction fees on clearing services	29,420	30,388	84,988	84,209
Transaction fees on brokerage services	5,734	6,673	18,012	19,357
Interest expense from clearing services	82	439	680	1,382
Total interest and transaction-based expenses	35,236	37,500	103,680	104,948
Revenues, net of interest and transaction-based expenses	184,152	238,462	613,613	676,195

Expenses
Compensation and employee benefits	130,499	159,980	421,927	466,300
Communications and market data	15,269	15,187	46,629	45,364
Travel and promotion	7,973	9,723	27,347	30,124
Rent and occupancy	7,083	6,322	20,759	18,183
Depreciation and amortization	9,246	9,990	27,502	29,665
Professional fees	5,925	6,866	17,470	19,641
Interest on borrowings	6,738	12,035	20,080	18,247
Other expenses	8,586	9,353	23,730	21,559
Total other expenses	191,319	229,456	605,444	649,083

(Loss) income before provision for income taxes	(7,167)	9,006	8,169	27,112

Provision for income taxes	1,638	2,884	6,699	7,592

Net (loss) income before attribution to non-controlling stockholders	(8,805)	6,122	1,470	19,520

Less: Net (loss) income attributable to non-controlling interests	(112)	57	51	558
GFI’s net (loss) income	$(8,693)	$6,065	$1,419	$18,962

Basic (loss) earnings per share	$(0.08)	$0.05	$0.01	$0.16
Diluted (loss) earnings per share	$(0.08)	$0.05	$0.01	$0.15

Weighted average shares outstanding - basic	115,541,373	117,717,234	116,073,488	119,187,808

Weighted average shares outstanding - diluted	115,541,373	125,420,736	123,570,110	127,052,814

GFI Group Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

As a Percentage of Net Revenues

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues
Agency commissions	60.9%	63.5%	62.0%	64.4%
Principal transactions	27.3%	25.9%	26.9%	27.6%
Total brokerage revenues	88.2%	89.4%	88.9%	92.0%
Clearing services revenues	16.6%	13.4%	14.4%	12.9%
Interest income from clearing services	0.2%	0.3%	0.2%	0.2%
Equity in net earnings of unconsolidated businesses	1.3%	1.8%	1.0%	1.5%
Software, analytics and market data	11.5%	7.8%	10.0%	8.0%
Other income	1.3%	3.0%	2.4%	0.9%
Total revenues	119.1%	115.7%	116.9%	115.5%

Interest and transaction-based expenses
Transaction fees on clearing services	16.0%	12.7%	13.9%	12.4%
Transaction fees on brokerage services	3.1%	2.8%	2.9%	2.9%
Interest expense from clearing services	0.0%	0.2%	0.1%	0.2%
Total interest and transaction-based expenses	19.1%	15.7%	16.9%	15.5%
Revenues, net of interest and transaction-based expenses	100.0%	100.0%	100.0%	100.0%

Expenses
Compensation and employee benefits	70.9%	67.1%	68.8%	69.0%
Communications and market data	8.3%	6.4%	7.6%	6.7%
Travel and promotion	4.3%	4.1%	4.4%	4.4%
Rent and occupancy	3.8%	2.7%	3.4%	2.7%
Depreciation and amortization	5.0%	4.2%	4.5%	4.4%
Professional fees	3.2%	2.9%	2.8%	2.9%
Interest on borrowings	3.7%	5.0%	3.3%	2.7%
Other expenses	4.7%	3.9%	3.9%	3.2%
Total other expenses	103.9%	96.3%	98.7%	96.0%

(Loss) income before provision for income taxes	-3.9%	3.7%	1.3%	4.0%

Provision for income taxes	0.9%	1.2%	1.1%	1.1%

Net (loss) income before attribution to non-controlling stockholders	-4.8%	2.5%	0.2%	2.9%

Less: Net (loss) income attributable to non-controlling interests	-0.1%	0.0%	0.0%	0.1%
GFI’s net (loss) income	-4.7%	2.5%	0.2%	2.8%

GFI Group Inc. and Subsidiaries

Selected Financial Data (unaudited)

(Dollars in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Brokerage Revenues by Product Categories:
Fixed Income	$43,823	$62,585	$149,238	$187,276
Financial	45,303	52,571	143,435	150,673
Equity	30,868	45,785	105,046	138,147
Commodity	42,523	52,216	147,387	146,019

Total brokerage revenues	$162,517	$213,157	$545,106	$622,115

Brokerage Revenues by Geographic Region:
Americas	$62,121	$83,175	$215,327	$235,780
Europe, Middle East, and Africa	81,999	105,604	269,015	310,666
Asia-Pacific	18,397	24,378	60,764	75,669

Total brokerage revenues	$162,517	$213,157	$545,106	$622,115

	September 30,	December 31,
	2012	2011

Consolidated Statement of Financial Condition Data:
Cash and cash equivalents	$209,759	$245,879
Cash held at clearing organizations, net of customer cash	26,388	41,646
GFI’s total balance sheet cash	236,147	287,525
Balance sheet cash per share	2.00	2.45

Total assets (1)	1,521,733	1,190,549
Total debt	250,000	250,000
Stockholders’ equity	442,358	447,212

Selected Statistical Data:
Brokerage personnel headcount (2)	1,214	1,271
Employees	2,101	2,176
Broker productivity for the period (3)	$133	$136

(1)                                  Total assets include receivables from brokers, dealers and clearing organizations of $604.9 million and $251.8  million at September 30, 2012 and December 31, 2011, respectively. These receivables primarily represent securities transactions entered into in connection with our matched principal business which have not settled as of their stated settlement dates, as well as balances with clearing organizations. These receivables are substantially offset by corresponding payables to brokers, dealers and clearing organizations, as well as to clearing customers, for these unsettled transactions.

(2)                                  Brokerage personnel headcount includes brokers, traders, trainees and clerks.

(3)                                  Broker productivity is calculated as brokerage revenues divided by average monthly brokerage personnel headcount for the quarter.

GFI Group Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(In thousands except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

GAAP revenues	$219,388	$275,962	$717,293	$781,143
Mark-to-market loss (gain) on forward hedges of future foreign currency revenues	608	(4,210)	287	1,726
Fair value mark-to-market (gain) loss on future purchase commitment	(2,081)	1,175	(9,098)	2,738
Fair value mark-to-market loss on warrants on investee shares	1,709	—	1,837	—
Accounting impact of increased ownership stake in an investee	—	—	—	1,863
Recovery of previously reserved balances	—	—	—	(609)
Total Non-GAAP Revenues	219,624	272,927	710,319	786,861

GAAP interest and transaction-based expenses	35,236	37,500	103,680	104,948

Non-GAAP revenues, net of interest and transaction-based expenses	184,388	235,427	606,639	681,913

GAAP other expenses	191,319	229,456	605,444	649,083
Amortization of intangibles	(2,922)	(3,130)	(8,762)	(9,235)
Closure of certain desks in Asia	(637)	—	(1,578)	—
Writedown of available for sale securities	(2,662)	—	(5,362)	—
Gain on settlement of pre-acquisition receivable	—	—	—	942
Debt redemption costs	—	(5,975)	—	(5,975)
Writedown of investments in unconsolidated affiliates	—	(2,255)	—	(2,255)
Non-GAAP other expenses	185,098	218,096	589,742	632,560

Non-GAAP pre-tax (loss) income	(710)	17,331	16,897	49,353

Income tax impact on Non-GAAP items	4,987	2,796	6,265	7,214
Plus: Non-operating adjustment for the recognition of a tax benefit related to the repatriation of international profits	(5,284)	—	(5,284)	—
Plus: Non-operating adjustment for the recognition of a tax benefit related to interest income between international affiliates	(2,611)	—	(2,611)	—
Non-GAAP (benefit) provision for income taxes	(1,270)	5,680	5,069	14,806

Less: Net (loss) income attributable to non-controlling interests	(112)	57	51	558

GFI’s Non-GAAP net income	$672	$11,594	$11,777	$33,989

Non-GAAP diluted net income per share	$0.01	$0.09	$0.10	$0.27

Pre-tax adjustments to arrive at cash earnings
Amortization of RSUs	7,751	7,777	24,633	23,186
Amortization of prepaid sign-on and retention bonuses	6,296	5,803	18,932	17,297
Depreciation and other amortization	6,324	6,860	18,740	20,430
Total pre-tax adjustments to cash earnings	20,371	20,440	62,305	60,913

Non-GAAP pre-tax cash earnings from ongoing operations	19,661	37,771	79,202	110,266

Non-GAAP (benefit) provision for income taxes	(1,270)	5,680	5,069	14,806

Less: Net (loss) income attributable to non-controlling interests	(112)	57	51	558

GFI’s Non-GAAP net cash earnings from ongoing operations	$21,043	$32,034	$74,082	$94,902

Non-GAAP cash earnings per share	$0.17	$0.26	$0.60	$0.75

Weighted average shares outstanding - diluted	122,394,648	125,420,736	123,570,110	127,052,814

GFI Group Inc.

Adjusted EBITDA

($ in ‘000’s, except share and per share amounts)	3Q11	4Q11	1Q12	2Q12	3Q12	Last twelve months (LTM)

Net income (loss) per U.S. GAAP before attribution to non-controlling interests	$6,122	$(22,085)	$4,940	$5,335	$(8,805)

Plus: Net (income) loss attributable to non-controlling interests	(57)	(58)	(148)	(15)	112
GFI’s net income (loss)	6,065	(22,143)	4,792	5,320	(8,693)

Plus: Extraordinary and other non-recurring pretax items (i.e., non-GAAP adjustments)	8,325	22,149	5,399	(3,128)	6,457

Plus: Interest expense	6,499	8,008	7,255	6,685	6,820

Less: Interest income	(996)	(835)	(680)	(622)	(614)

Plus: Income tax expense (benefit)	2,884	(4,945)	2,779	2,282	1,638

Plus: Depreciation and amortization expense (excluding intangibles)	6,860	6,302	6,242	6,174	6,324

Plus: Amortization of RSUs	7,777	7,645	9,052	7,830	7,751

Plus: Amortization of prepaid sign-on and retention bonuses	5,803	5,984	6,595	6,041	6,296

Adjusted EBITDA	$43,217	$22,165	$41,434	$30,582	$25,979	$120,160

Weighted average shares outstanding - diluted						123,570,110

Adjusted EBITDA per share (pre-tax)						$0.97